Exhibit 10.4

PALATIN TECHNOLOGIES, INC.

INCENTIVE STOCK OPTION AGREEMENT

Notice of Stock Option Award

Palatin Technologies, Inc., a Delaware corporation (the "Company"), grants to the Grantee named below, in accordance with the terms of Palatin Technologies, Inc. 2011 Stock Incentive Plan (the "Plan") and this Incentive Stock Option Agreement (the "Agreement"), an option (the "Stock Option") to purchase the number of Shares at the exercise price per share ("Exercise Price") as follows:

Name of Grantee:

Number of Shares:

Exercise Price:

Date of Grant:

Vesting Date(s):

Terms of Agreement

1.           Grant of Stock Option. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee, as of the Date of Grant set forth above, this Stock Option to purchase the number of Shares at the Exercise Price as set forth above.  The Stock Option is intended to qualify as an "incentive stock option" within the meaning of that term under Section 422 of the Code, and this Agreement shall be construed in a manner that will enable the Stock Option to be so qualified.

2.           Vesting of Stock Option.

(a)           Unless and until terminated as hereinafter provided, the Stock Option shall vest and become exercisable to the extent of _______________ of the Shares on each of the Vesting Dates set forth above (each a "Vesting Date") (rounded down to the next whole number), provided that the Grantee shall have remained in the continuous employ of the Company or a Subsidiary through the applicable Vesting Date.

(b)           Notwithstanding the provisions of Section 2(a), the Stock Option will become immediately vested and exercisable in full if, prior to the applicable Vesting Date: (i) the Grantee ceases to be employed with the Company and its Subsidiaries by reason of death or Disability (defined by reference to the long-term disability plan covering the Grantee that is maintained by the Company or a Subsidiary); or (ii) a Change in Control occurs while the Grantee is employed by the Company or any Subsidiary.

(c)           For purposes of this Agreement, the continuous employment of the Grantee with the Company and its Subsidiaries shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company and its

Subsidiaries, by reason of the transfer of his employment among the Company and its Subsidiaries or a leave of absence or layoff approved by the Committee.

3.           Forfeiture of Stock Option.  To the extent that the Stock Option has not yet vested pursuant to Section 2 above, it shall be forfeited automatically without further action or notice if the Grantee ceases to be employed by the Company and its Subsidiaries prior to a Vesting Date other than as provided in Section 2(b).  The Stock Option and any amount paid hereunder shall be subject to the forfeiture provisions of Section 20 of the Plan.

4.           Exercise of Stock Option.

(a)           To the extent that the Stock Option becomes vested and exercisable in accordance with this Agreement, it may be exercised in whole or in part from time to time by written notice to the Company or its designee stating the number of Shares for which the Stock Option is being exercised (which number must be a whole number), the intended manner of payment, and such other provisions as may be required by the Company or its designee.  The Stock Option may be exercised, during the lifetime of the Grantee, only by the Grantee, or in the event of his legal incapacity, by his guardian or legal representative acting on behalf of the Grantee in a fiduciary capacity under state law and court supervision.  If the Grantee dies before the expiration of the Stock Option, all or part of this Stock Option may be exercised (prior to expiration) by the personal representative of the Grantee or by any person who has acquired this Stock Option directly from the Grantee by will, bequest or inheritance, but only to the extent that the Stock Option was vested and exercisable upon the Grantee’s death.

(b)           The Exercise Price is payable (i) in cash or by certified or cashier’s check or other cash equivalent acceptable to the Company payable to the order of the Company, (ii) by surrender of Shares (including by attestation) owned by the Grantee having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (iii) a cashless broker-assisted exercise that complies with all Applicable Laws, or (iv) by a combination of the foregoing methods.

5.           Term of Stock Option.  The Stock Option will terminate, to the extent not previously exercised or forfeited, on the earliest of the following dates (the "Expiration Date"):

(a)           One year after the termination of the Grantee's employment by the Company and its Subsidiaries due to death or Disability;

(b)           Three months after the termination of the Grantee’s employment with the Company and its Subsidiaries for any reason other than for death, Disability or Cause;

(c)           Immediately upon termination of employment, if the Grantee's employment is terminated by the Company and its Subsidiaries for Cause; or

(d)           Midnight on the tenth anniversary of the Date of Grant.

6.           Delivery of Shares.  Subject to the terms and conditions of this Agreement, Shares shall be issuable to the Grantee as soon as administratively practicable following the date the Grantee (a) exercises the Stock Option in accordance with Section 4 hereof, (b) makes full payment to the Company or its designee of the Exercise Price, and (c) makes arrangements satisfactory to the Company (or any Subsidiary, if applicable) for the payment of any required withholding taxes related to the exercise of the Stock Option.  The Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the Shares until such Shares have been issued to the Grantee in accordance with this Section 6.

7.           Transferability. The Stock Option may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee; provided that the Grantee’s rights with respect to such Stock Option may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 7 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Stock Option.

8.           No Employment Contract.  Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment or adjust the compensation of the Grantee, in each case with or without Cause.

9.           Relation to Other Benefits.  Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

10.           Taxes and Withholding.  The Grantee is responsible for any federal, state, local or other taxes with respect to the Stock Option.  The Company does not guarantee any particular tax treatment or results in connection with the grant or exercise of the Stock Option or the delivery of Shares.  [To the extent the Company or any Subsidiary is required to withhold any federal, state, local, foreign or other taxes in connection with the delivery of Shares under this Agreement, then the Company or Subsidiary (as applicable) shall retain a number of Shares otherwise deliverable hereunder with a value equal to the required withholding (based on the Fair Market Value of the Shares on the date of delivery); provided that in no event shall the value of the Shares retained exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact.]

11.           Notice of Disqualifying Disposition.  The Grantee hereby agrees that if he or she disposes (whether by sale, exchange, gift, or otherwise) of Shares received from the exercise of the Stock Option within two years of the Date of Grant or within one year of the exercise of the Stock Option by the Grantee, the Grantee shall notify the Company of such disposition in writing within 30 days from the date of such disposition.  Such written notice shall state the principal terms of such disposition and the type and amount of the consideration received for such Shares by the Grantee in connection therewith.

12.           Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements with respect to the

Stock Option; provided that, notwithstanding any other provision of this Agreement, and only to the extent permitted under Section 409A of the Code, the Company shall not be obligated to deliver any Shares pursuant to this Agreement if the delivery thereof would result in a violation of any such law or listing requirement.

13.           Adjustments.  The Exercise Price and the number and kind of shares of stock covered by this Agreement shall be subject to adjustment as provided in Section 16 of the Plan.

14.           Amendments.  Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto.  Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect in a material way the rights of the Grantee under this Agreement without the Grantee's consent unless the Committee determines, in good faith, that such amendment is required for the Agreement to either be exempt from the application of, or comply with, the requirements of Section 409A of the Code, or as otherwise may provided in the Plan.

15.           Severability.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

16.           Relation to Plan.  This Agreement is subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Stock Option.

17.           Successors and Assigns.  Without limiting Section 7 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

18.           Governing Law.  The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

19.           Use of Grantee’s Information. Information about the Grantee and the Grantee's participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee's country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee's participation in the Plan in any one or more of the ways referred to above.

20.           Electronic Delivery.  The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to the Secretary of the Company, this consent shall be effective for the duration of the Agreement. The Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

21.           Acknowledgement of Receipt of Prospectus Information.  By executing this Agreement, the Grantee acknowledges receipt of a copy of the Plan, Plan Summary and Prospectus, and the Company's most recent Annual Report and Proxy Statement (the "Prospectus Information"). The Grantee represents that he is familiar with the terms and provisions of the Prospectus Information and hereby accepts this Stock Option award on the terms and conditions set forth herein and in the Plan.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant.

PALATIN TECHNOLOGIES, INC.

By:
Name: ______________________________
Title: _______________________________

GRANTEE

___________________________________
Name: _____________________________